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                        FORTIS BENEFITS INSURANCE COMPANY

                                POWER OF ATTORNEY

                                J. Kerry Clayton
                                Robert B. Pollock
                                 Alan W. Feagin
                                 Arie A. Fakkert
                               Michael J. Peninger
                                Lesley Silvester




DO HEREBY JOINTLY AND SEVERALLY AUTHORIZE Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark and Shane E. Daly to sign as their agent any registration statement, pre-effective amendment, post-effective amendment and any application for exemptive relief or order of substitution for Fortis Benefits Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940 in connection with the variable life and annuity products reinsured with Hartford Life and Annuity Insurance Company.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


/s/ J. Jerry Clayton                         Dated as of January 2, 2002
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J. Kerry Clayton


/s/ Robert B. Pollock                        Dated as of January 2, 2002
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Robert B. Pollock


/s/ Alan W. Feagin                           Dated as of January 2, 2002
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Alan W. Feagin


/s/ Arie A. Fakkert                          Dated as of January 2, 2002
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Arie A. Fakkert


/s/ Michael J. Peninger                      Dated as of January 2, 2002
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Michael J. Peninger


/s/ Lesley Silvester                         Dated as of January 2, 2002
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Lesley Silvester

/s/ Larry Cains                              Dated as of January 2, 2002
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Larry Cains